EXHIBIT 10.3

ENCORE MEDICAL CORPORATION

AMENDED AND RESTATED 1997 DISTRIBUTOR ADVISORY PANEL STOCK OPTION PLAN

EXPLANATORY NOTE: On December 4, 2003, the stockholders of Encore Medical Corporation approved an amendment to the 1997 Distributor Advisory Panel Stock Option Plan increasing the number of shares of common stock reserved for issuance under the plan by one million shares (1,000,000) to an aggregate of one million two hundred thousand (1,200,000) shares.

1.    Purpose.    This Amended and Restated 1997 Distributor Advisory Panel Stock Option Plan (the “Plan”) of Encore Medical Corporation, a Delaware corporation (the “Company”), for distributors affiliated with the Company or an affiliate of the Company, is intended to advance the best interest of the Company by providing such individuals, who have substantial responsibility for marketing and selling the Company’s or the Company’s affiliates products, with compensation and by increasing their proprietary interest in the success of the Company — thereby encouraging them to remain involved in the Company’s marketing effort.

2.    Administration.    The Plan shall be administered by a committee to be appointed by the Board of Directors of the Company (the “Committee”); and all questions of interpretation and application of the Plan, or of options granted hereunder (the “Options”), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. The Committee shall consist of not less than three (3) members. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the unanimous written consent of its members. The determinations of the Committee on all matters referred to in this Plan shall be conclusive. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including, but not limited to, the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own gross negligence or willful misconduct.

3.    Option Shares.    The shares subject to the Options and other provisions of the Plan shall be shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”). The total amount of the Common Stock with respect to which Options may be granted under the Plan shall not exceed, in the aggregate, one million two hundred thousand (1,200,000) shares; provided, however, that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such shares may be treasury shares or authorized but unissued shares. In the event that any outstanding Option granted under the Plan shall expire or terminate, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

4.    Authority to Grant Options.    The Committee may grant from time to time, as it shall from time to time determine, to an eligible person, an Option or Options to buy a stated number of shares of Common Stock under the terms and conditions of the Plan. Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock to be covered by any Option shall be as determined by the Committee. No tandem Options may be issued, that is, no Option may be granted the exercise of which would affect the exercisability of any other outstanding Option held by the optionee.

5.    Eligibility.    The persons or entities who shall be eligible to participate in the Plan shall be those persons or entities who are serving as sales representatives for the Company’s or the Company’s affiliates’ products.

6.    Grants to Distributors.    All persons or entities who have entered into Sales Representative Agreements with the Company shall be eligible to participate in the Plan and shall be granted Options as determined by the Committee.

7.    Option Price.    The price at which shares may be purchased pursuant to Options may be equal to, less than or greater than the fair market value of the shares of Common Stock on the date the Option is granted, as the Committee in its discretion may provide. The term “fair market value” shall mean such amount determined in good faith by the Board of Directors of the Company or, in absence of a determination by the Board, by the

Committee; provided, however, that during such time as the Common Stock is traded in the over-the-counter market, but is not listed upon the NASDAQ quotation system or an established stock exchange, the fair market value per share shall be the mean between dealer “bid” and “ask” prices of the Common Stock in the New York over-the-counter market on the day the Option is granted, as reported by the National Association of Securities Dealers, Inc.; and provided further, that if the Common Stock is traded on the NASDAQ quotation system or is listed on an established stock exchange or exchanges, such fair market value shall be deemed to be the closing price of the Common Stock as reported for that day in The Wall Street Journal listing of composite transactions for such stock exchange or exchanges on the day the Option is granted, or if no sale of Common Stock shall have been made on any stock exchange on that day, on the preceding day on which there was a sale of such stock as reported.

8.    Duration of Options.    No Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted. The Committee in its discretion may provide that an Option shall be exercisable during such ten (10)-year period or any lesser period of time, and each Option shall be subject to earlier termination as hereinafter provided.

9.    Amount Exercisable.

(a)    Each Option may be exercised, so long as it is valid and outstanding, from time to time, in part or as a whole, subject to the provisions of Paragraph 10 hereof and to such other conditions as the Committee, in its sole discretion, may provide.

(b)    A “Change of Control” for purposes of this Plan shall mean the acquisition by a single entity or group of affiliated entities of more than eighty percent (80%) of the Common Stock of the Company issued and outstanding immediately prior to such acquisition; or the dissolution or liquidation of the Company, or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than twenty percent (20%) of the voting power of the surviving or acquiring corporation.

(i)    Change of Control with Provision Being Made Therefor.    If provision be made in writing in connection with a Change of Control for the assumption and continuance of any Option granted under the Plan, or the substitution for such Option of a new Option covering the shares of the successor corporation, with the appropriate adjustment as to number and kind of shares and prices, the Option granted under the Plan, or the new Option substituted therefor, as the case may be, shall continue in the manner and under the terms provided.

(ii)    Change of Control Without Provision Being Made Therefor.    In the event provision is not made in connection with a Change of Control for the continuance and assumption of Options granted under the Plan or for the substitution of any Option covering the shares of the successor corporation, then if the Committee waives any limitations set forth in, or imposed pursuant to Paragraph 9(a) hereof, the holder of any such vested Option shall be entitled, prior to the effective date of any such Change of Control, to purchase the full number of shares not previously exercised under such vested Option, without regard to the determination as to the periods and installments of exercisability made pursuant to Paragraph 9(a) if (and only if) such Option has not at that time expired or been terminated, failing which purchase, any unexercised portion shall be deemed canceled as of the effective date of such Change of Control.

(iii)    All adjustments under this Paragraph 9(b) shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive for all purposes of the Plan.

10.    Exercise of Options.    Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised and specifying the address to which the certificates for such shares are to be mailed, together with full payment of the Option price of such shares and such other items as may be required pursuant to Paragraph 13 hereof. “Full payment” shall mean the full exercise price in cash, certified check, bank draft, or postal or express money order payable to the order of the Company. No options shall be exercisable except in respect of whole shares of Stock. Payment in full or part may also be made in the form of shares of Common Stock not then subject to restrictions. Shares of Common Stock so surrendered shall be valued at fair market value on the exercise date. Not less than five hundred (500) shares of Common Stock may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the optionee a certificate for the number of shares with respect to which such Option has been so exercised, issued in the optionee’s name; provided that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificate in the United States mail, addressed to the optionee, at the address specified pursuant to this Paragraph 10. The delivery of a certificate upon the exercise of Options may, in the discretion of the Committee, be conditioned upon payment to the Company by the person exercising such Option of the amount, determined by the Company, of any tax liability of the Company resulting from such exercise. The Company shall have the right to deduct any sums that the Committee reasonably determines that federal, state or local tax law requires to be withheld with respect to the exercise of any Option or as otherwise may be required by those laws. The Company may require as a condition to issuing shares of Common Stock upon exercise of the Option that the optionee or other person exercising the Option pay any sums that federal, state or local tax law requires to be withheld with respect to the exercise. The Company shall not be obligated to advise any optionee of the existence of the tax or the amount which the Company will be so required to withhold.

11.    Non-Transferability of Options; Stock Transfer Restrictions.    Except with the prior written consent of the Company in its sole discretion, Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution and shall be exercisable, during his or her lifetime, only by him or her or by the optionee’s duly appointed guardian or personal representative or by the optionee’s authorized representative.

12.    Termination of Service as Sales Representative or Death of Optionee.    Except as may be otherwise expressly provided herein, or unless otherwise provided for by the Committee, any unvested Options shall terminate on the earlier of the date specified pursuant to Paragraph 8 hereof or no later than one (1) day less than one (1) month following termination of affiliation between the Company and the optionee for any reason, for or without cause. After the death of the optionee, his or her executors, administrators, or any person or persons to whom his or her Option may be transferred, by will or by the laws of descent and distribution, shall have the right to exercise the Option, in whole or in part (subject to any limitations set forth in, or imposed pursuant to, Paragraph 9(a) hereof).

13.    Requirements of Law.

(a)    The Company shall not be required to sell or issue any shares pursuant to any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. If a registration statement under the Securities Act of 1933, as amended, and any applicable state securities or Blue Sky laws (the “Securities Laws”) is not in effect with respect to the shares of Common Stock issuable pursuant to any Option, the Company may require the optionee to make certain representations and may require an opinion of counsel satisfactory to the Company to the effect that such registration is not required. Any determination in this connection by the Company shall be final, binding, and conclusive.

(b)    Upon exercise of any Option, the Company shall not be required to issue such shares unless the Company has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Laws or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Company shall be final, binding, and conclusive.

(c)    In the event the shares issuable on exercise of an Option are not registered under the Securities Laws, the Company may imprint the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with the Securities Laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE APPLICABLE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(d)    The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Laws, and in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

14.    No Rights as Stockholder.    No optionee shall have rights as a stockholder with respect to shares covered by his or her Option until the date of issuance of a stock certificate for such shares; no adjustment for dividends (other than stock dividends under Paragraph 16) or otherwise shall be made if the record date therefor is prior to the date of issuance of such certificate.

15.    Engagement Obligations.    The granting of any Option shall not impose upon the Company or any affiliate of the Company any obligation to engage or continue to engage any optionee, and the right of the Company or any affiliate of the Company to terminate the engagement of any distributor shall not be diminished or affected by reason of the fact that an Option has been granted to him or her.

16.    Changes in the Company’s Capital Structure.

(a)    The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services, or property, then: (i) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options thereunder shall be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; (ii) in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then subject to Options thereunder shall be proportionately reduced, and the cash consideration payable per share shall be proportionately increased; and (iii) the number of shares then available for Options thereunder shall be proportionately increased or decreased, as the case may be.

(c)    After a merger of one or more corporations into the Company, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger if, immediately prior to such merger, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Option shall be so exercised.

(d)    If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or where the Company will be a wholly owned subsidiary of another corporation, or if the Company sells or otherwise disposes of all or substantially all of its property or assets to another corporation while unexercised, vested Options remain outstanding under the Plan, then:

(i)    subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation, or sale, as the case may be, each holder of an outstanding vested Option shall be entitled, upon exercise of such vested Option, to receive, in lieu of shares of Common Stock, the number and class of shares of such stock, other securities, cash, and other property or rights as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, or sale and to which he or she would have been entitled if, immediately prior to such merger, consolidation, or sale, he or she had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such vested Option shall be so exercised; and

(ii)    all outstanding Options may be canceled by the Board of Directors of the Company as of the effective date of any such merger, consolidation, or sale, provided that (x) written notice of such cancellation is given to each holder of a vested or non-vested Option not later than thirty (30) days prior to such effective date and (y) each holder of a vested Option shall have the right to exercise such vested Option in full (without regard to any limitations set forth in or imposed pursuant to Paragraph 9(a) hereof) during the said thirty (30)-day period preceding the effective date of such merger, consolidation, or sale.

(e)    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

17.    Amendment or Termination of Plan.    The Board may at any time suspend, amend or terminate the Plan and may, with the consent of the holder of an Option, make such modifications of the terms and conditions of such holder’s Option as it shall deem advisable. No Option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

18.    Written Agreement.    Each Option granted thereunder shall be embodied in a written option agreement that shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the Chairman of the Board, the President, or any Vice President of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

19.    Indemnification of Committee.    The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts of paid to the Company itself) reasonably incurred by him or her in connection with or arising out of any action, suit, or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Committee or (ii) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advise of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit, or proceeding, he or she shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise.

20.    Time of Grant and Exercise.

(a)    The granting of an Option pursuant to the Plan shall take place at the time of the Committee’s action, as described in Paragraph 2 hereof; provided, however, that if the appropriate resolutions of the Committee indicate that an Option is to be granted as of and at some future date, the date of grant shall be such future date. In the event action by the Committee is taken by written consent of its members, the action by the Committee shall be deemed to have been taken at the time the last member required for a valid action of the Committee signs the consent.

(b)    An Option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the person entitled to exercise the Option together with payment of the purchase price made in accordance with Paragraph 10 of the Plan.

21.    Information Confidential.    As partial consideration for the granting of each Option thereunder, the optionee shall agree with the Company that he will keep confidential all information and knowledge which he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be given in confidence to the optionee’s spouse or to a financial institution to the extent that such information is necessary in order to secure a loan. In the event any breach of this promise comes to the attention of the Board of Directors, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option or Options to such optionee, as a factor militating against the advisability of granting any such future Option or Options to such optionee.

22.    Execution of Receipts and Releases.    Any payment or any issuance or transfer of shares of Common Stock to the optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons thereunder. The Board of Directors may require any optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

23.    No Guarantee of Interests.    Neither the Board of Directors nor the Company guarantees the Common Stock of the Company from loss or depreciation.

24.    Payment of Expenses.    All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

25.    Severability.    In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

26.    Notice.    Whenever any notice is required or permitted thereunder, such notice must be in writing and personally delivered or sent by mail. Except as otherwise provided in Paragraph 20 of this Plan, any notice required or permitted to be delivered thereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third (3rd) business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices.

27.    Waiver of Notices.    Any person entitled to notice thereunder may waive such notice.

28.    Successors.    The Plan shall be binding upon the Optionee, his heirs, legatees and legal representatives, upon the Company, its successors and assigns and upon the Board of Directors and its successors.

29.    Headings.    The titles and headings of sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

30.    Word Usage.    Words used in the masculine shall apply to the feminine where applicable and, wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

31.    Effective Date of Plan.    The Plan shall become effective and shall be deemed to have been adopted on April 4, 1997. No Option shall be granted pursuant to the Plan after December 31, 2006.